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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: JUNE 4, 2004
                  DATE OF EARLIEST EVENT REPORTED: JUNE 2, 2004

                          COMMISSION FILE NO. 33-93644

                          DAY INTERNATIONAL GROUP, INC.
                             130 West Second Street
                               Dayton, Ohio 45402
                                 (937) 224-4000

State of Incorporation:             Delaware

IRS Employer Identification No.:    31-1436349

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 2, 2004, the Company issued $126.5 million of Tranche D Term Loans under the $185.0 million Senior Secured Credit Facility to refinance the outstanding Tranche B and Tranche C Term Loans. The Tranche D Term Loan has terms identical to the outstanding Tranche B and Tranche C Term Loans, except that interest rates have been lowered 100 basis points and are now based on the banks' base rate plus 2.50% or the LIBOR rate plus 3.50%. The Tranche D Term Loan matures in 22 consecutive quarterly installments, commencing on June 30, 2004. Principal payments for the Tranche D Term Loan are to be made in the following amounts: installments 1-18, $318,000 per installment; and installments 19-22, $30,188,000 per installment. No change in the final maturity date was made.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         a.         Exhibits

(10)     MATERIAL CONTRACTS

         10.1 Second Amendment to the Second Amended and Restated Senior Secured Credit Agreement, dated as of June 2, 2004, among the Company, Lehman Commercial Paper Inc., as administrative agent, and others



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Day International Group, Inc.
                                 -----------------------------
                                          (Registrant)


Date:    June 4, 2004            /s/ Thomas J. Koenig
                                 --------------------
                                     Thomas J. Koenig
                                     Vice President and
                                      Chief Financial Officer
                                      (Principal Financial Officer)